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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980), and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of Vista Gold Corp. (the "Company") of our report dated March 14, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company included in this Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, BC, Canada
March 14, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS